SETTLEMENT AGREEMENT

This Agreement is dated as of October 8, 2009, by and between Management Energy, Inc., a Nevada corporation, with a mailing address of 30950 Rancho Viejo Road, Suite 120, San Juan Capistrano, CA 92675 ("MEI") and John Baugues, Jr. ("Baugues"), a resident of the state of ____________, with a mailing address of ________________________ (each a "Party" and collectively, the "Parties").

WHEREAS, there are certain disputes between the Parties relating to potential business opportunities available to MEI to develop coal mines in an area in Carbon County, Montana, known as the Bridger-Fromberg-Bear Creek Mountain project area (the "Project Area");

WHEREAS, Baugues currently owns and holds the number of shares of the issued and outstanding common stock of MEI shown below; and

WHEREAS, the Parties have agreed to settle their disputes on the terms and conditions set forth herein;

NOW THREFORE, in consideration of the mutual promises herein, the Parties hereby agree as follow:

1. **Surrender of Stock**. Baugues will surrender to MEI for cancellation all of his stock in MEI (15,925,000 shares) and cause to be surrendered all of the stock held by the John T. Baugues Sr. Trust (16,575,000 shares) in MEI, pursuant to an Irrevocable Stock Power Agreement in the form attached hereto as Exhibit A, to be executed simultaneously with the execution of this Agreement.

2. **Sublease of Bolzer Lease**. MEI will sublease (upon terms customary in the coal industry) to a new Delaware limited liability company formed by Baugues ("Newco") the property covered by that certain Mining Lease between Edith L. Bolzer and Richard L. Bolzer, as lessors, and Carbon County Holdings, LLC, as lessee, entered into on or about January 16, 2009 (the "Bolzer Lease").

3. **Grant of Overriding Royalty**. Baugues shall grant, or cause Newco or other appropriate entity or person to grant, to MEI an overriding royalty interest of two percent (2%) of the gross selling price for all coal produced from any and all property that is or becomes in the future a part of the Project Area, including the property subject to the Bolzer Lease (collectively, the "Subject Coal"). For purposes of this Agreement, "gross selling price" shall be defined as the amount received upon sale of the Subject Coal by the vendor thereof, whether or not Newco is the vendor, after preparation and/or tippling (regardless of who owns or operates such facilities) to the ultimate consumer f.o.b. railcars or other transport for shipment to the ultimate consumer, without any deduction for selling expense or sales commission. This overriding royalty interest shall be deemed a covenant running with the land and binding on all successors and assigns of Newco.

The Parties agree to execute, deliver and record an appropriate instrument or instruments evidencing such interest within 30 days after the execution of this Agreement, and to execute other similar agreements with respect to coal and properties hereafter acquired by Baugues or any entity owned or controlled by Baugues or in which Baugues has an interest of any kind.

4. **Grant of NPI Overriding Royalty**. Baugues and Newco shall grant to MEI an additional overriding royalty interest in the Subject Coal equal to fifteen percent (15%) of the net profits realized from the mining and sale of Subject Coal. This overriding royalty interest shall be deemed a covenant running with the land and binding on all successors and assigns of Newco. The term "net profits" shall mean the gross proceeds received or realized from the production, sale or other disposition of the Subject Coal, less the reasonable and customary direct costs attributable to the mining and sale of the Subject Coal. The Parties agree to execute, deliver and record an appropriate instrument or instruments evidencing such interest within 30 days after the execution of this Agreement, and to execute other similar agreements with respect to coal and properties hereafter acquired by Baugues or any entity owned or controlled by Baugues or in which Baugue has an interest of any kind.

5. **Right of MEI to Participate in Property Acquisitions**. Baugues shall advise MEI at least thirty (30) days in advance of any acquisition of coal or mining rights being contemplated by Baugues for the Project Area after the date hereof and provide to MEI at the same time whatever information is in the possession or control of Baugues relating to such proposed acquisition, including, but not limited to, the proposed purchase price, reserves estimates or evaluations, drill logs and like information sufficient to allow MEI to make its own independent evaluation of the proposed acquisition. MEI shall have the right, within such 30-day period to provide written notice to Baugues that MEI desires to participate in such acquisition, and after giving such notice, MEI shall be permitted to acquire up to a fifty percent (50%) interest in such property, at MEI's sole discretion, by agreeing to pay that same percentage of the purchase price.

6. **Milestones for Development of Project Area**. Baugues and/or Newco shall have a period of 90 days from the date hereof in which to raise a minimum of five hundred thousand dollars ($500,000) ("Milestone #1"), and 180 days after the date hereof in which to raise an additional five hundred thousand dollars ($500,000) ("Milestone #2"), all to be used exclusively for the purpose of developing the Project Area for coal mining purposes. Baugues shall report promptly to MEI at the end of each such 60-day period as to whether the required funds have been obtained, and provide evidence thereof to the reasonable satisfaction of MEI. If each of Milestones #1 and #2 is achieved on a timely basis, Baugues and/or Newco shall have an additional period of up to six (6) months in which to complete the drilling program for the Project Area and to acquire the necessary leases and mining rights sufficient to constitute a viable plan for the development of coal mines (as determined by an independent mining engineer mutually selected by the Parties) ("Milestone #3"). If Milestone #3 is timely achieved, Baugues and/or Newco shall have an additional period of 90 days in which to submit applications for all permits necessary to the mining of the first phase of the Project Area ("Milestone

#4"). Baugues shall keep MEI fully advised of his progress in achieving each of the Milestones specified herein, and shall provide complete and accurate information regarding the status of each Milestone to MEI upon MEI's request.

7. **Failure of Baugues to Meet Milestones**. During the time periods specified in paragraph 7, MEI shall not interfere with Newco's right to develop the Project Area for mining purposes. If Newco fails to achieve any of Milestones #1, 2, 3, or 4 on a timely basis, MEI shall have the right to undertake its own plan for development of some or all of the Project Area. In the event that any of the Milestones is not timely met, MEI shall have the right to terminate the sublease referred to in paragraph 2 hereof, effective upon written notice to Newco, and the release of claims given by MEI to Baugues in paragraph 10 below shall be vacated and deemed null and void.

8. **Further Assurances**. The Parties shall cooperate with each other in good faith to execute the other documents referenced in paragraph 2, 3 and 4 above, any other documents necessary to fully carry out the agreements set forth herein and take any other actions reasonably requested by the other Party in this regard.

9. **Mutual Release of Claims**. Upon the execution and performance of this Agreement, and subject to the last sentence of paragraph 8 above, the Parties agree that any and all claims that either of them may have against the other as of the date hereof, whether known or unknown, liquidated or contingent, shall be fully released.

10. **Binding Effect**. This Agreement shall be binding upon the Parties and their successors, assigns. Any reference to Baugues herein shall be deemed to include any entity affiliated with Baugues in any way, including any entity owned or controlled by him, whether now existing or hereafter formed or organized, that is involved in any way in the development or mining of the Project Area or the sale of the Subject Coal. This Agreement, together with the other documents contemplated herein to be executed, constitute the entire agreement of the Parties with respect to the subject matter hereof. This Agreement may only be modified or amended by a written instrument executed by both parties. The waiver by an Party of any breach of any provision of this Agreement shall not constitute a waiver of any other breach of that or any other provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which shall together constitute but one and the same instrument.

WITNESS, the signatures of the Parties or their duly authorized representatives as of the date first above written. The Parties agree that subsequent to the execution hereof, they will endeavor in good faith to agree upon and execute more detailed agreements implementing the provisions and agreements set forth herein, but agree and acknowledge that whether such additional agreements are executed or not, the Parties intend to be legally bound by the provisions of this Agreement.

John Baugues, Jr.

Management Energy, Inc.

By: ____________________

Its: Chief Executive Officer

3578558_2.doc

EXHIBIT A

IRREVOCABLE STOCK POWER

For value received, the undersigned does by these presents bargain, sell, assign and transfer unto Management Energy, Inc., a Nevada corporation (the "Company"), Certificate No. ____ for ____________ shares of the common stock of the Company, standing in the name of John Baugues, Jr., an individual, on the books of said Company.

The undersigned does hereby irrevocably constitute and appoint ____________________, attorney of the undersigned to transfer for and in the name of the undersigned all or any part of the said stock on the books of the within named Company and for that purpose to make and execute all necessary acts of assignment and transfer thereof, with full power of substitution in the premises.

The undersigned hereby represents and warrants to the Company that the undersigned holds of record and owns beneficially all of the shares of common stock of the Company evidenced by Certificate No. ____, free and clear of any and all liens, security interests, pledges, restrictions and encumbrances whatsoever.

IN WITNESS WHEREOF, this instrument has been executed by the undersigned this ___ day of October, 2009.

By: ______________________________
John Baugues, Jr.

STATE OF ______________)
: ss.
COUNTY OF ______________)

On the _____ day of October, 2009, personally appeared before me, John Baugues, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

____
NOTARY PUBLIC

Print Name: ______________

Commission Expires: __________